EXHIBIT 10.13

THIRD ADDENDUM TO EMPLOYMENT AGREEMENT

THIS THIRD ADDENDUM TO EMPLOYMENT AGREEMENT (the “Third Addendum”) is made effective as of the 28 day of May, 2004, by and between Anworth Mortgage Asset Corporation, a Maryland corporation (“Anworth”), and Joseph E. McAdams (the “Executive”).

W I T N E S S E T H :

WHEREAS, the Executive and Anworth Mortgage Advisory Corporation (the “Company”) entered into an employment agreement dated January 1, 2002 (as amended, the “Agreement”).

WHEREAS, the Executive, the Company and Anworth entered into addenda to such employment agreement dated April 18, 2002 and June 13, 2002, respectively.

WHEREAS, prior to the date hereof, the Company has merged with and into Anworth, and the Agreement and all rights and obligations of the Company thereunder have been assigned by the Company to and assumed by Anworth.

WHEREAS, Anworth and the Executive desire to further modify the terms of the Executive’s employment under the Agreement.

NOW THEREFORE, the parties hereby covenant and agree as follows:

1. Effective Date. This Third Addendum shall become effective on the date hereof.

2. Compensation (Section 4 of the Agreement). Section 4(a) of the Agreement is hereby amended and restated as follows:

“(a) Base Compensation. The Executive’s Base Salary shall equal Four Hundred Thousand Dollars ($400,000) per year. The Base Salary shall be payable in equal installments twice monthly consistent with Anworth’s regular business practices.”

3. Remaining Terms Unchanged. The parties agree that all terms and conditions of the Agreement (as modified by this Third Addendum), including, but not limited to, all provisions pertaining to compensation, termination, choice of law and arbitration, shall remain in full force and effect as modified hereby.

IN WITNESS WHEREOF, this Third Addendum to Employment Agreement is executed as of the day and year first above written.

Executive

/S/ JOSEPH E. MCADAMS
Joseph E. McAdams

Anworth Mortgage Asset Corporation

By:		/S/ THAD M. BROWN
	Name:	Thad M. Brown
	Title:	Chief Financial Officer